Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • September 2017



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste 600
Chicago, IL 60661

Market Commentary: September 2017

Currencies: The U.S. dollar strengthened slightly due to a potential tax overhaul and expectations that the Federal Reserve will raise interest rates in December. The British pound strengthened after the Bank of England left interest rates unchanged, but suggested rates could rise faster than anticipated by the market. The Japanese yen weakened as the Bank of Japan considered further quantitative easing. The Australian dollar weakened on lower expectations the Reserve Bank of Australia will raise interest rates.

Energy: Crude oil prices rose over nine percent on increasing demand and on U.S. government data which revealed an unexpected decline in crude inventories. Heating oil prices rose due to expectations of tighter supplies.

Equities: U.S. equity markets rose after the Federal Reserve announced it would start reducing its balance sheet during October. The Eurostoxx and Dax indices rose on a weakening euro.

Fixed Income: Global fixed income prices fell on indications various central banks would continue to tighten monetary policy and on the announcement the U.S. Federal Reserve would begin to gradually reduce its balance sheet and unwind the stimulus program it began almost ten years ago.

Grains/Foods: Wheat prices rose after the USDA forecasted lower global supplies. Corn and soybean markets rose on stronger export demand. Sugar prices fell on improved crop weather and news that production in Brazil was above expectations.

Metals: Precious metals markets fell primarily due to a likely increase in U.S. interest rates in December. Base metal prices fell, especially copper and nickel, after China reported weaker-than-expected numbers on two key economic measures.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%				**-8.31%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	**-6.13%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%				**-8.76%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	**-6.74%**

2003	2004	2005	2006	2007	2008	2009	2010	2011
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.26%	3.78%	-1.80%	-1.44%	-0.39%	-3.83%	0.58%	2.88%	-3.70%				**-6.30%**
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%	5.89%	2.18%	-2.94%	-1.78%	-3.37%	-0.44%	2.47%	**2.58%**
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	**-10.46%**
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	**9.34%**
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	**-1.22%**
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	**-3.30%**

2009	2010	2011
-4.32%	2.88%	-11.18%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%				**-7.70%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	**-5.19%**

2009	2010	2011
-6.04%	0.68%	-13.05%

A and B Units

Trading Performance by Sector


15%
10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Sep
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	13%	24%	21%	13%	10%

Global Units

Trading Performance by Sector


15%
10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
Sep
2017

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
19%	12%	25%	21%	13%	10%

Sector Positions at Month-End


Commodities 36%
Financials 64%
Energy 13%
Grains 13%
Metals 10%
Currencies 19%
Equities 24%
Fixed Income 21%
Oct 16
Nov 16
Dec 16
Jan 17
Feb 17
Mar 17
Apr 17
May 17
June 17
July 17
Aug 17
Sep 17
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.32%	7.02%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - September 2017	
Total Fund Assets (A,B, Legacy, Global)	$118M
12-Month Return	-10.31%
Average 12-Month Return	13.23%
36-Month Cumulative Return	-15.38%
60-Month Cumulative Return	-22.96%
Compounded Annualized ROR	9.28%
3-Year Compounded Annualized ROR	-5.41%
5-Year Compounded Annualized ROR	-5.08%
10-Year Compounded Annualized ROR	-2.22%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 9/17)	-36.68%
Average 1-month Gain	5.73%
Average 1-month Loss	-3.95%
# of Winning Months	176
# of Losing Months	169

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2007 - September 2017		
↑ ↓	Moved in Opposite Directions	48%
↑ ↑	Positive Results for Both	32%
↓ ↓	Negative Results for Both	20%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.